Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Orchard Therapeutics plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary Shares, nominal value £0.10 per share (1)	457(c)	208,250,490	$0.5135	$106,936,626.62	0.00011020	$11,784.42

	Total Offering Amounts							$11,784.42
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$11,784.42
(1)

Consists of (a) 53,461,574 ordinary shares represented by American Depositary Shares, or ADSs, each representing ten ordinary shares, (b) 45,705,326 ordinary shares issuable upon the redesignation of 45,705,326 non-voting ordinary shares, nominal value £0.10 per share, and represented by ADSs, and (c) 109,083,590 ordinary shares issuable upon the exercise of outstanding warrants to purchase ordinary shares (or upon the redesignation of non-voting ordinary shares that are issuable to holders of warrants upon exercise of such warrants for non-voting ordinary shares in lieu of ordinary shares), and represented by ADSs. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional ordinary shares of the Registrant that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding ordinary shares. The ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-227905), as amended.

(2)	The ordinary shares represented by ADSs will be offered for resale by the selling securityholders pursuant to the prospectus contained herein.
(3)

Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s ADSs as reported on the Nasdaq Capital Market on August 8, 2023. One ADS represents ten ordinary shares.